Exhibit 99.4


THE MANUFACTURERS LIFE INSURANCE                                    [LOGO]
COMPANY OF NORTH AMERICA
--------------------------------------------------------------------------------

      EXECUTIVE OFFICE:          ANNUITY SERVICE OFFICE:        HOME OFFICE
500 Boylston Street, Suite 400       P.O. Box 9230        Wilmington, Delaware
    Boston, MA 02116-3739        Boston, MA 02205-9230
                                    1-800-344-1029




                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

                             TEN DAY RIGHT TO REVIEW

THE OWNER MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CONTRACT. WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US, WE WILL PAY THE CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US, TO THE OWNER.

WHEN THE CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (I) CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US OR (II) SUM OF ALL PAYMENTS.

 SIGNED FOR THE COMPANY at its Executive Office, Boston, Massachusetts, on the
                                 Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1
                 DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 7.1



                      [LOGO]                               [LOGO]

             Vice President, Treasurer & CFO             President

        Flexible Payment Deferred Combination Fixed and Variable Annuity
                                Non-Participating

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

INTRODUCTION

This is a flexible payment deferred combination fixed and variable annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of your Investment Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                                                         PAGE
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
SPECIFICATIONS PAGE ...............................................        S.1


PART  1 - DEFINITIONS .............................................        1.1

PART  2 - GENERAL PROVISIONS ......................................        2.1

PART  3 - OWNERSHIP ...............................................        3.1

PART  4 - BENEFITS ................................................        4.1

PART  5 - PAYMENTS ................................................        5.1

PART  6 - VARIABLE ACCOUNT PROVISIONS .............................        6.1

PART  7 - FIXED ACCOUNT PROVISIONS ................................        7.1

PART  8 - ANNUITY PROVISIONS ......................................        8.1

PART  9 - TRANSFERS ...............................................        9.1

PART 10 - WITHDRAWAL PROVISIONS ...................................       10.1

PART 11 - FEES AND DEDUCTIONS .....................................       11.1

PART 12 - LOAN PROVISIONS .........................................       12.1

PART 13 - PAYMENT OF CONTRACT BENEFITS ............................       13.1

TABLE OF ANNUITY PAYMENT RATES ....................................        T.1

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:          [QUALIFIED]        MATURITY DATE:       [07/25/2027]
CONTRACT DATE:            [07/25/1997]        CONTRACT NUMBER:      [000000005]
INITIAL PAYMENT:          [$10,000.00]        GOVERNING LAW:               [WA]

OWNER:                  [COOKIE DOUGH]        CO-OWNER:                      []
ANNUITANT:              [COOKIE DOUGH]        OWNER'S AGE:                 [46]
CO-ANNUITANT:                       []        ANNUITY OPTION:     [Life 10-Year
                                                                       Certain]

MINIMUM GUARANTEED INTEREST
RATE ON FIXED ACCOUNTS                     [3.0%] per year


ASSET FEE                                  [1.75%]

ANNUAL FEE                                 [$00.00(1)]

MINIMUM DEATH BENEFIT         [The sum of all Payments made, less any amount
                              deducted in connection with partial withdrawals.]

PAYMENT LIMITS                [The initial Payment is shown above.  Additional Payments
                              may be made at any time.  However, each additional Payment must be at least $30.  If a Payment would cause the
                              Contract Value to exceed $1,000,000, or the Contract Value already exceeds $1,000,000, no additional Payments will be accepted without our prior approval.]

RESTRICTED RENEWAL            [If renewals to fixed Investment Options are
TRANSFER PORTFOLIO            restricted, the renewal amount will be
                              automatically transferred into the Money Market
                              Portfolio, unless you specify otherwise.]

TRANSFER CHARGES AND          [We reserve the right to impose a transaction
LIMITATIONS - BEFORE          charge for transfers. We reserve the right to
MATURITY DATE                 limit the maximum number of transfers that can be
                              made per Contract Year.

                              You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.]

TRANSFER CHARGES AND          [We reserve the right to limit the maximum number
LIMITATIONS - ON OR AFTER     of transfers you may make per Contract Year after
MATURITY DATE                 variable annuity payments have begun.]

LIMITATIONS ON AMOUNT OF      [Any withdrawal from an Investment Account must be
PARTIAL WITHDRAWALS           at least $300 or the entire balance of the
                              Investment Account, if less. If after the
                              withdrawal, the amount remaining in that
                              Investment Account is less than $100, then we will
                              consider the withdrawal request to be a request
                              for withdrawal of the entire amount held in the
                              Investment Account. If a partial withdrawal would
                              reduce the Contract Value to less than $300, then
                              we will treat the partial withdrawal request as a
                              total withdrawal of the Contract Value.]

                                      S.1

TABLE OF WITHDRAWAL CHARGES     [Number of Complete Years         [Withdrawal Charge
                              Payment has been in Contract]           Percentage]
                              -----------------------------           -----------
                                           [0]                           [6%]
                                           [1]                            [6]
                                           [2]                            [5]
                                           [3]                            [4]
                                           [4+]                           [0]


FREE WITHDRAWAL AMOUNT        [The Free Withdrawal Amount is defined as the
                              greater of:


                                    (a)   the excess of the Contract Value on
                                          the date of withdrawal over the
                                          unliquidated Payments, or

                                    (b)   the excess of (i) over (ii), where:

                                          (i)    equals 10% times the total
                                                 Payments; and

                                          (ii)   equals 100% of all prior
                                                 partial  withdrawals, in that
                                                 Contract Year.]


                                S.2

INITIAL ALLOCATION OF NET PAYMENT:      (SEE REVERSE FOR ALL AVAILABLE OPTIONS)

FIXED INVESTMENT OPTIONS:                            INITIAL              INITIAL GUARANTEE
                                                  INTEREST RATE            PERIOD EXPIRES




VARIABLE INVESTMENT OPTIONS:

[MID CAP BLEND]                    [100.00%]

















TOTAL                               100.00%


                                S.3

                    AVAILABLE INVESTMENT OPTIONS

[FIXED INVESTMENT OPTIONS]
  [One Year]

[VARIABLE INVESTMENT OPTIONS]

  [Pacific Rim Emerging Markets]     [Manufacturers Adviser Corporation]
  [Internet Technologies]            [Munder Capital Management]
  [Science & Technology]             [T. Rowe Price Associates, Inc.]
  [International Small Cap]          [Founders Asset Management, LLC]
  [Aggressive Growth]                [A I M Capital Management, Inc.]
  [Emerging Small Company]           [Franklin Advisers, Inc.]
  [Small Company Blend]              [Capital Guardian Trust Company]
  [Dynamic Growth]                   [Janus Capital Corporation]
  [Mid Cap Stock]                    [Wellington Management Company LLP]
  [AIM All Cap Growth]               [A I M Capital Management, Inc.]
  [Overseas]                         [Fidelity Management Trust Company]
  [International Stock]              [Rowe Price-Fleming International, Inc.]
  [International Value]              [Templeton Investment Counsel, Inc.]
  [Mid Cap Blend]                    [Fidelity Management Trust Company]
  [Small Company Value]              [AXA Rosenberg Investment Management LLC]
  [Global Equity]                    [Morgan Stanley Asset Management Inc.]
  [Growth]                           [State Street Global Advisors]
  [Large Cap Growth]                 [Fidelity Management Trust Company]
  [Quantitative Equity]              [Manufacturers Adviser Corporation]
  [Blue Chip Growth]                 [T. Rowe Price Associates, Inc.]
  [Real Estate Securities]           [Manufacturers Adviser Corporation]
  [Value]                            [Miller Anderson & Sherrerd, LLP]
  [Tactical Allocation Trust]        [Mitchell Hutchins Asset Management, Inc.]
  [Growth & Income]                  [Wellington Management Company LLP]
  [U.S. Large Cap Value]             [Capital Guardian Trust Company]
  [Equity-Income]                    [T. Rowe Price Associates, Inc.]
  [Income & Value]                   [Capital Guardian Trust Company]
  [Balanced]                         [Founders Asset Management, LLC]
  [High Yield]                       [Miller Anderson & Sherrerd, LLP]
  [Strategic Bond]                   [Salomon Brothers Asset Management Inc]
  [Global Bond]                      [Pacific Investment Management Company]
  [Total Return]                     [Pacific Investment Management Company]
  [Investment Quality Bond]          [Wellington Management Company LLP]
  [Diversified Bond]                 [Capital Guardian Trust Company]
  [U.S. Government Securities]       [Salomon Brothers Asset Management Inc]
  [Money Market]                     [Manufacturers Adviser Corporation]


  [LIFESTYLE PORTFOLIOS:]            [Manufacturers Adviser Corporation]
      [Conservative 280]
      [Moderate 460]
      [Balanced 640]
      [Growth 820]
      [Aggressive 1000]

  [INDEX PORTFOLIOS:]                [Manufacturers Adviser Corporation]
      [Small Cap]
      [International]
      [Mid Cap]
      [Total Stock Market]
      [500]


                                S.4

                       BENEFICIARY INFORMATION


[Play Dough]



                                S.5

                                S.6

PART 1                        DEFINITIONS
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
WE AND YOU                    "We", "us" and "our" means The Manufacturers Life Insurance Company of
                              North America. "You" or "your" means the Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the value of the variable portion of this Contract before the Maturity Date.

ANNUITANT                     Any individual person or persons whose life is used to determine the duration of annuity payments involving life contingencies. The
                              Annuitant is as designated on the Specifications Page, unless changed.

ANNUITY OPTION                The method selected by you for annuity payments made by us.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of Payments and processing of Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Maturity Date to calculate
                              Variable Annuity payments.

BENEFICIARY                   The person, persons or entity to whom certain benefits are payable following the death of an Owner, or in certain circumstances, an
                              Annuitant.

CONTRACT ANNIVERSARY          The anniversary of the Contract Date.

CONTRACT DATE                 The date of issue of this Contract as designated on the Specifications
                              Page.

CONTRACT VALUE                The total of your Investment Account Values and, if applicable, any amount in the Loan Account attributable to your Contract.

CONTRACT YEAR                 The period of twelve consecutive months beginning on the Contract Date or any anniversary thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes the Beneficiary if the
                              Beneficiary is not alive.

DEBT                          Any amounts in the Loan Account attributable to your Contract plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts.

ENDORSEMENT                   An Endorsement modifies the contract to which it is attached.
                              Endorsements must be signed by an officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of The Manufacturers Life Insurance Company of North
                              America other than assets in separate accounts.

INTERNAL REVENUE CODE         The Internal Revenue Code of 1986, as amended from time to
(IRC)                         time, and any successor statute of similar purposes.

INVESTMENT ACCOUNT            An account established by us which represents your interest in an Investment Option prior to the Maturity Date.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment Account.

INVESTMENT OPTIONS            The Investment Options can be either fixed or variable.  The
                              Investment Options available under this Contract
                              are shown on the Specifications Page.


                                                1.1

LOAN ACCOUNT                  The portion of the General Account that is used for collateral when a loan is taken.

MATURITY DATE                 The date on which annuity benefits commence. It is the date specified on the Specifications Page, unless changed.

NET PAYMENT                   The Payment less the amount of premium tax, if any, deducted from the
                              Payment.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified Plans.

OWNER                         The person, persons or entity entitled to the ownership rights under this Contract.  The Owner is as designated on the
                              Specifications Page, unless changed.

PORTFOLIO OR TRUST            A separate portfolio of Manufacturers Investment Trust, a
PORTFOLIO                     mutual fund in which the Variable Account invests, or a
                              portfolio of any other mutual fund in which the Variable
                              Account invests.

PAYMENT                       An amount paid to us by you as consideration for the benefits provided by this Contract.

RIDER                         A rider provides an optional benefit, which may result in an additional charge to the Contract. A rider supplements the contract to which it is attached. Riders must be signed by an officer of the
                              Company in order to be effective.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax treatment under sections
                              401, 403, 408 or 457, of the Internal Revenue Code of 1986, as
                              amended.

SEPARATE ACCOUNT              A segregated account of The Manufacturers Life Insurance Company of
                              North America that is not commingled with our general assets and obligations.

SUB-ACCOUNT(S)                One or more of the Sub-Accounts of the Variable Account. Each
                              Sub-Account is invested in shares of a different Trust Portfolio.

VALUATION DATE                Any date on which the New York Stock Exchange is open for business and the net asset value of a Trust Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              The Manufacturers Life Insurance Company of North America
                              Separate Account A.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more specified variable Sub-Accounts.


                                                1.2

ADDITION. DELETION OR         We reserve the right, subject to compliance with
                              applicable law, to make additions



PART 2                        GENERAL PROVISIONS
----------------------------------------------------------------------------------------------------
ENTIRE CONTRACT               The entire Contract consists of this Contract, Endorsements and
                              Riders, if any, and the application, if one is attached to this
                              Contract. Only the President, a Vice President, or the Secretary of
                              the Company has authority to agree on our behalf to any alteration of the Contract or to any waiver of our rights or requirements. The change or waiver must be in writing.

                              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this
                              Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                  We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency; or unless we have reserved the right to change the terms herein.

BENEFICIARY                   The Beneficiary is as designated on the Specifications Page, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the
                              Beneficiary is the "Contingent Beneficiary". If no Beneficiary or
                              Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE IN MATURITY DATE       Prior to the Maturity Date, an Owner may request in writing a change of the Maturity Date. Any extension of the Maturity Date will be subject to our prior approval.

ASSIGNMENT                    You may assign this Contract at any time prior to the Maturity Date.
                              No assignment will be binding on us unless it is written in a form acceptable to us and received at our Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.

CLAIMS OF CREDITORS           To the extent permitted by law, no benefits payable under this
                              Contract will be subject to the claims of your, the Beneficiary's, or the Annuitant's creditors.

MISSTATEMENT AND PROOF OF     We may require proof of age, sex or survival of any person
AGE, SEX OR SURVIVAL          upon whose age, sex or survival any payments depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which the Payments would have provided for the correct age and sex. If we have made incorrect annuity payments, the amount of any underpayment will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.


                                                2.1

ADDITION, DELETION OR         We reserve the right, subject to compliance with applicable
SUBSTITUTION OF INVESTMENT    law, to make additions to, deletions from, or substitutions
OPTIONS                       for the Portfolio shares that are held by the Variable
                              Account or that the Variable Account may purchase. We reserve the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of another Portfolio of the Trust, or of another open-end registered investment company, if the shares of any eligible
                              Portfolio are no longer available for investment, or if in our judgment further investment in any eligible Portfolio should become inappropriate in view of the purposes of the Variable Account. We will not substitute any shares attributable to your interest in a
                              Sub-Account without notice to you and prior approval of the Securities and Exchange Commission to the extent required by the Investment
                              Company Act of 1940. Nothing contained herein shall prevent the
                              Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between shares of another open-end investment company.

                              We reserve the right, subject to compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company.
                              In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of
                              1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Contract is non-participating and will not share in our profits or surplus earnings. We will pay no dividends on your Contract.

REPORTS                       We will send you reports containing information required by the
                              Investment Company Act of 1940 and applicable state law in the time periods required by such laws.

INSULATION                    The portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to such account are not chargeable with liabilities arising out of any other business we may conduct. Moreover, the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against such account without regard to our other income, gains or losses.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the lawful PAYMENTS currency of the United States of America at the Annuity Service Office
                              or elsewhere if we consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you make under this
                              Contract must be in writing, signed by you and received by us at the
                              Annuity Service Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us at our Annuity Service Office, complete with all necessary information and your signature.

GOVERNING LAW                 This Contract will be governed by the laws of the jurisdiction indicated on the Specifications Page.

SECTION 72(s)                 The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


                                                2.2

PART 3                        OWNERSHIP
----------------------------------------------------------------------------------------------------
GENERAL                       Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with us. On the Maturity Date the Annuitant becomes the Owner of this Contract. If amounts become payable to the
                              Beneficiary under this Contract, the Beneficiary becomes the Owner of this Contract.

CHANGE OF OWNER,              Subject to the rights of an irrevocable Beneficiary, you may change
ANNUITANT, BENEFICIARY        the Owner, Annuitant, or Beneficiary by written request in a form acceptable to us and which is received at our Annuity Service Office.
                              The Annuitant may not be changed after the Maturity Date. You need not send us the Contract unless we request it. Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. If approved, any change of Owner or
                              Annuitant will take effect on the date we received the request at the
                              Annuity Service Office. We will not be liable for any payments or actions we take before the change is approved.

                              The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in Part 4, Benefits, Death Benefit Before
                              Maturity Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or
                              (b) if Ownership is transferred to the Owner's spouse.

                              If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.


                                                3.1

PART 4                        BENEFITS
----------------------------------------------------------------------------------------------------
ANNUITY BENEFITS              We will pay a monthly income to the Annuitant, if living, on the
                              Maturity Date. Payments can be fixed or variable, or a combination of fixed and variable. Annuity benefits will commence on the Maturity
                              Date and continue for the period of time provided for under the
                              Annuity Option indicated on the Specifications Page. On or before to the Maturity Date, you may change the Annuity Option.

                              You may select a Fixed or Variable Annuity. Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment
                              Account Value of each Investment Option at the Maturity Date. Once annuity payments commence, the Annuity Option may not be changed.

                              The method used to calculate the amount of the initial and subsequent payments is described under the Part 8, Annuity Provisions, of this
                              Contract.

                              We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

DEATH BENEFIT BEFORE          A Death Benefit will be determined as of the date on which
MATURITY DATE                 written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office as follows:

                              The Death Benefit will be determined as the greater of the Contract
                              Value or the Minimum Death Benefit described on the Specifications Page.

                              If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                              We will permit the Owner to limit the Death Benefit option(s) to be offered any named Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                              DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the
                              Owner becomes the new Annuitant, if the Owner is an individual. If any
                              Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                              DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                              (a)   The Beneficiary becomes the Owner.

                              (b)   The excess, if any, of the Death Benefit over the Contract
                                    Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the
                                    Death Benefit is determined.

                              (c)   No additional Payments may be applied to the Contract.

                              (d)   If the Beneficiary is not the deceased Owner's spouse, the entire interest in the Contract must be distributed under
                                    one of the following options:


                                                4.1

                                    (i)    The entire interest in the Contract must be
                                           distributed over the life of the Beneficiary, or
                                           over a period not extending beyond the life
                                           expectancy of the Beneficiary, with distributions
                                           beginning within one year of the Owner's death; or

                                    (ii)   the entire interest in the Contract must be distributed
                                           within 5 years of the Owner's Death.


                                    If the Beneficiary dies before the distributions required by (i)
                                    or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                              e)    If the Beneficiary is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary (and, if no
                                    Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                              (f)   Withdrawal Charges will be waived on any withdrawals.

                              If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER     If annuity payments have been selected based on an Annuity
MATURITY DATE                 Option providing for payments for a guaranteed period, and the
                              Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of
                              distribution being used as of the date of the Annuitant's death.
                              If no Beneficiary is living, we will commute any unpaid
                              guaranteed payments to a single sum (on the basis of the
                              interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                Proof of death is required upon the death of the Annuitant or the Owner. Proof of death is one of the following
                              received at the Annuity Service Office:

                              (a)   A certified copy of a death certificate.

                              (b)   A certified copy of a decree of a court of competent
                                    jurisdiction as to the finding of death.

                              (c)   Any other proof satisfactory to us.


                                                4.2

PART 5                         PAYMENTS
----------------------------------------------------------------------------------------------------
GENERAL                       All Payments under this Contract are payable at our Annuity Service
                              Office or such other place as we may designate. Payment Limits are identified on the Specifications Page.

NONPAYMENT OF PAYMENTS FOR    If, prior to the Maturity Date, no Payments have been made
TWO YEARS                     for two consecutive Contract Years, and if both:

                              (a)   the total Payments made, less any partial withdrawals,
                                    are less then $2,000; and

                              (b)   the Contract Value at the end of such two year period
                                    is less than $2,000;

                              We may cancel this Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less the Debt and Annual Administration Fee.

ALLOCATION OF NET PAYMENTS    When we receive Payments, the Net Payments will be allocated among
                              Investment Options in accordance with the allocation percentages shown on the Specifications Page. You may change the allocation of subsequent Net Payments at any time, without charge, by giving us written notice in a form acceptable to us.


                                                5.1

PART 6                        VARIABLE ACCOUNT PROVISIONS
----------------------------------------------------------------------------------------------------
INVESTMENT ACCOUNT            We will establish a separate Investment Account for you for each variable Investment Option to which you allocate amounts. The
                              Investment Account represents the number of your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment Account is
                              determined by (a) times (b) where:

                              (a)   equals the number of Accumulation Units credited to the
                                    Investment Account; and,

                              (b)   equals the value of the appropriate Accumulation Unit.

ACCUMULATION UNITS            We will credit Net Payments to your Investment Accounts in the form of Accumulation Units.  The number of Accumulation
                              Units to be credited to each Investment Account of the
                              Contract will be determined by dividing the Net Payment
                              allocated to that Investment Account by the Accumulation
                              Unit value for that Investment Account.

                              Accumulation Units will be adjusted for any transfers and
                              will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their
                              value for the Valuation Period in which such transaction
                              occurs.

VALUE OF ACCUMULATION UNIT    The Accumulation Unit value for a particular Investment
                              Account for any Valuation Period is determined by
                              multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the "net investment factor"
                              for the Valuation Period for which the value is being
                              determined.  The value of an Accumulation Unit may
                              increase, decrease or remain the same from one Valuation
                              Period to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next.
                              The net investment factor for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                              (a)   is the net result of:

                                    1)     the net asset value per share of a Portfolio share
                                           held in the Sub-Account determined as of the end
                                           of the current Valuation Period, plus:

                                    2)     the per share amount of any dividend or capital
                                           gain distributions made by the Portfolio on shares
                                           held in the Sub-Account if the "ex-dividend" date
                                           occurs during the current Valuation Period, and

                              (b)   is the net asset value per share of a Portfolio share
                                    held in the Sub-Account determined as of the end of the
                                    immediately preceding Valuation Period, and

                              (c)   is the Asset Fee shown on the Specifications Page.

                              The net investment factor may be greater or less than, or equal to, one.


                                                6.1

PART 7                        FIXED ACCOUNT PROVISIONS
----------------------------------------------------------------------------------------------------
INVESTMENT ACCOUNT            We will establish a separate Investment Account for you each time you allocate amounts to a fixed Investment Option. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                              We will determine the guaranteed rates from time to time for Net
                              Payments, renewal amounts and amounts transferred to a fixed
                              Investment Option.

                              We reserve the right to restrict Payments, renewals and transfers to the fixed Investment Options if the effective annual rate of interest that would apply to the Payment, renewal or transfer is equal to the
                              Minimum Guaranteed Interest Rate on Fixed Accounts, as specified on the Specifications Page.

GUARANTEE PERIODS             For any amounts allocated to the fixed Investment Options, you have the choice of the guarantee periods available as shown on the
                              Specifications Page. The amount can be allocated into any combination of the fixed Investment Options offered under this Contract.

                              Separate Investment Accounts will be established for each guarantee period. The guarantee period will be the duration of the fixed
                              Investment Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS                      The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless you specify otherwise. If renewals to fixed Investment
                              Options are restricted, the renewal amount will be automatically transferred into the Restricted Renewal Transfer Portfolio as described on the Specifications Page, unless you specify otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment Account extending beyond the
                              Maturity Date, the renewal amount may not be renewed in that
                              Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option such that the guarantee period does not extend beyond the Maturity Date.

INVESTMENT ACCOUNT VALUE      The amount in the fixed Investment Accounts will accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment Account. The Investment Account Value is
                              the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the
                              Investment Account. In no event will the sum of the Investment Account
                              Values for all fixed Investment Options be less than the Minimum
                              Investment Account Value.

MINIMUM INVESTMENT ACCOUNT    The Minimum Investment Account Value is the sum of the
VALUE                         amounts allocated to all fixed Investment Accounts reduced by any withdrawals, loans, transfers or charges taken from all fixed
                              Investment Accounts, accumulated at the Minimum Guaranteed Interest
                              Rate on Fixed Accounts, as specified on the Specifications Page.


                                                7.1

PART 8                        ANNUITY PROVISIONS
----------------------------------------------------------------------------------------------------
VARIABLE ANNUITY PAYMENTS     The amount of the first Variable Annuity payment is
                              determined by applying the portion of the Contract Value
                              used to effect a Variable Annuity (minus any applicable
                              premium taxes) to the appropriate table(s) contained in
                              this Contract.  If the table in use by us on the Maturity
                              Date is more favorable to you, we will use that table.  The portion of the Contract Value used to effect a Variable
                              Annuity will be measured as of a date not more than 10
                              business days prior to the Maturity Date.

                              Subsequent payments will be based on the investment
                              performance of one or more Sub-Accounts as you select.  The amount of such payments is determined by the number of
                              Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment
                              allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the
                              Contract Value used to effect annuity payments was
                              determined. This number of Annuity Units for each
                              Sub-Account is then multiplied by the appropriate Annuity
                              Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days
                              before the payment is due.

MORTALITY AND EXPENSE         We guarantee that the dollar amount of each variable
GUARANTEE                     annuity payment will not be affected by changes in
                              mortality and expense experience.

ANNUITY UNIT VALUE            The value of an Annuity Unit for each Sub-Account for any
                              Valuation Period is determined as follows:

                              (a)   The net investment factor for the Sub-Account for the
                                    Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit
                                    for the preceding Valuation Period; and

                              (b)   The result is adjusted to compensate for the interest rate assumed in the tables used to determine the first Variable
                                    Annuity payment.

                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation Period to the next.

FIXED ANNUITY PAYMENTS        The amount of each Fixed Annuity payment is determined by
                              applying the portion of the Contract Value used to effect a
                              Fixed Annuity measured as of a date not more than 10
                              business days prior to the Maturity Date (minus any
                              applicable premium taxes) to the appropriate table(s)
                              contained in the Contract.  If the table in use by us on
                              the Maturity Date is more favorable to the Owner, we will
                              use that table.

                              We guarantee the dollar amount of Fixed Annuity payments.


                                                8.1

PART 9                        TRANSFERS
----------------------------------------------------------------------------------------------------
TRANSFERS BEFORE MATURITY     Before the Maturity Date, you may transfer amounts among
DATE                          Investment Accounts of the Contract. Amounts will be
                              canceled from the Investment Accounts from which amounts are transferred and credited to the Investment Account to which amounts are transferred. We will effect such transfers so that the Contract
                              Value on the date of transfer will not be affected by the transfer.

                              We reserve the right to defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios. Transfer charges and limitations are identified on the Specifications Page.

                              Amounts may not be transferred from a fixed Investment Account unless those amounts have been in the fixed Investment Account for at least one year.

                              We reserve the right to restrict transfers to the fixed Investment
                              Options if the effective annual rate of interest that would apply to the transfer is equal to the Minimum Guaranteed Interest Rate on Fixed
                              Accounts shown on the Specifications Page.

TRANSFERS ON OR AFTER         Once variable annuity payments have begun, you may transfer
MATURITY DATE                 all or part of the investment upon which your variable
                              annuity payments are based from one Sub-Account to another. To do this, we will convert the number of variable Annuity Units you hold in the Sub-Account from which you are transferring to a number of variable Annuity Units of the Sub-Account to which you are transferring so that the next annuity payment, if it were made at that time, would be the same amount that it would have been without the transfer. After the transfer, the variable annuity payments will reflect changes in the values of your new variable Annuity Units. You must give us notice at least 30 days before the due date of the first variable annuity payment to which the transfer will apply. Transfer charges and limitations are identified on the Specifications Page.

                              After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity
                              Option.


                                                9.1

PART 10                       WITHDRAWAL PROVISIONS
----------------------------------------------------------------------------------------------------
CONTRACT VALUE                Your Contract Value is equal to the total of your Investment Account
                              Values and, if applicable, any amount in the Loan Account attributable to the Contract.

PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Contract Value, less any Debt, at any time before the earlier of the death of an Owner or the Maturity
                              Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or postpone the date of payments from, the variable Investment Accounts for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (2) trading on the New York Stock
                              Exchange is restricted; (3) an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or (4) the Securities and
                              Exchange Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions described in (2) and (3) exist.

                              We may defer the right of withdrawal from the fixed Investment
                              Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred
                              30 days or more, the amount deferred will earn interest at a rate not less than the Minimum Guaranteed Interest Rate on Fixed Accounts shown on the Specifications Page.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw the
                              entire Contract Value, we will terminate the
                              Contract and pay you the Contract Value, less any
                              applicable Debt, Withdrawal Charges and the Annual
                              Fee.

PARTIAL WITHDRAWAL            If you are withdrawing part of the Contract Value, you
                              should specify the amount that should be withdrawn from each
                              Investment Option of the Contract. If there are multiple Investment
                              Accounts under a fixed Investment Option, the requested amount from that Investment Option must be withdrawn from those Investment
                              Accounts on first-in-first-out basis. If you do not specify, the requested amount will be withdrawn in the following order:

                              a)    Variable Investment Accounts, on a pro rata basis,

                              b)    Fixed Investment Options beginning with the shortest
                                    guarantee period first and the longest guarantee period
                                    last.

                              We will deduct the Withdrawal Charge, if applicable, from the Contract
                              Value remaining after payment of the requested amount.

                              Partial withdrawals will reduce the Minimum Death Benefit, as described on the Specifications Page.


                                                10.1

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract before the Maturity Date, a
                              Withdrawal Charge (contingent deferred sales charge) may be assessed against Payments. The amount of the Withdrawal Charge and when it is assessed is discussed below:

                              1.    The Free Withdrawal Amount is defined on the Specifications
                                    Page.

                                    The Free Withdrawal Amount may be withdrawn free of a
                                    Withdrawal Charge.

                                    The Free Withdrawal Amount will be applied to your requested withdrawal in the following order:

                                    (a)    withdrawals from the variable Investment Accounts,

                                    (b)    withdrawals from the fixed Investment Options beginning
                                           with the shortest guarantee period first and the
                                           longest guarantee period last.

                              2.    If a withdrawal is made for an amount greater than the Free
                                    Withdrawal Amount, Payments will be liquidated on a
                                    first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated
                                    Payment first, the next Payment second, etc. until all
                                    Payments have been liquidated.

                              3.    Any Payments liquidated may be subject to a Withdrawal
                                    Charge based on the length of time the Payment has been in the Contract. The Withdrawal Charge is determined by
                                    multiplying the amount of the Payment being liquidated by
                                    the applicable Withdrawal Charge Percentage obtained from
                                    the table shown on the Specifications Page.

                                    The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

                              4.    The Withdrawal Charge is deducted from the Contract Value
                                    remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial
                                    withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable Withdrawal Charge.

FREQUENCY AND AMOUNT OF       You may make as many partial withdrawals as you wish. Limitations on
PARTIAL WITHDRAWALS           the amount of partial withdrawals are set forth on the Specifications Page.



                                                10.2

PART 11                       FEES AND DEDUCTIONS
----------------------------------------------------------------------------------------------------
ASSET FEE                     To compensate us for assuming mortality and expense risks, and certain administration expenses, we deduct from each
                              variable Investment Option a fee each Valuation Period at
                              an annual rate set forth on the Specifications Page.  A
                              portion of this Asset Fee may also be used to reimburse us for distribution expenses.  This fee is reflected in the
                              Net Investment Factor used to determine the value of
                              Accumulation Units and Annuity Units of the Contract.

ANNUAL FEE                    To compensate us for assuming certain administrative
                              expenses, we charge an Annual Fee as set forth on the
                              Specifications Page.  Prior to the Maturity Date, the
                              Annual Fee is deducted on each Contract Anniversary.  It is withdrawn from each Investment Option in the same
                              proportion that the value of the Investment Accounts of
                              each Investment Option bears to the Contract Value.  If the
                              Contract Value is totally withdrawn on any date other than the Contract Anniversary, we will deduct the total amount
                              of the Annual Fee from the amount paid.  After the Maturity
                              Date, the Annual Fee is deducted on a pro rata basis from
                              each annuity payment.

TAXES                         We reserve the right to charge certain taxes against your
                              Payments (either at the time of payment or liquidation),
                              Contract Value, payment of Death Benefit, or annuity
                              payments, as appropriate.  Such taxes may include premium
                              taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from
                              the establishment or maintenance of the Variable Account,
                              or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance
                              of annuity payments under this Contract.


                                                11.1

PART 12                       LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
----------------------------------------------------------------------------------------------------
GENERAL                       This loan provision applies only to certain Qualified Contracts. All provisions and terms of a loan are included in the Qualified Plan
                              Endorsement, if attached.


                                                12.1

PART 13                       PAYMENT OF CONTRACT BENEFITS
----------------------------------------------------------------------------------------------------
GENERAL                       Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s). Once annuity payments commence, the Annuity Option may not be changed.

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the Annuity Options described below, you may choose an alternate form of settlement acceptable to
                              us. Once annuity payments commence, the form of settlement may not be changed.

DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS

                              a)    Life Non-Refund. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the
                                    Annuitant.

                              b)    Life 10-Year Certain. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period.

                              Option 2: Joint and Survivor Life Annuity

                              The second Annuitant named shall be referred to as the Co-Annuitant.

                              a)    Joint and Survivor Non-Refund. We will make payments during the joint lifetime of the Annuitant and Co-Annuitant.
                                    Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the
                                    last survivor of the Annuitant and Co-Annuitant.

                              b)    Joint and Survivor with 10-Year Certain. We will make
                                    payments for 10 years and after that during the joint
                                    lifetime of the Annuitant and Co-Annuitant. Payments will
                                    then continue during the remaining lifetime of the survivor.
                                    No payments are due after the death of the survivor of the
                                    Annuitant and Co-Annuitant or, if later, the end of the
                                    10-year period.


                                                13.1

TABLE OF ANNUITY PAYMENT RATES
----------------------------------------------------------------------------------------------------
ANNUITY PAYMENT RATES         The annuity payment rates on the attached tables show, for each $1,000 applied, the dollar amount of both: (a) the first monthly variable annuity payment based on the assumed interest rate of 3% per year; and
                              (b) the monthly fixed annuity payment, when this payment is based on the minimum guaranteed interest rate of 3% per year. The annuity payment rates for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted by us upon request.

                              The annuity payment rates are based on the 1983 Table A projected at
                              Scale G with interest at the rate of 3% per year, and assume births in the year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:


                                  Calendar Year of Birth       Adjustment to Actual Age
                                  ----------------------       ------------------------
                                       1899 - 1905                        +6
                                       1906 - 1911                        +5
                                       1912 - 1918                        +4
                                       1919 - 1925                        +3
                                       1926 - 1932                        +2
                                       1933 - 1938                        +1
                                       1939 - 1945                         0
                                       1946 - 1951                        -1
                                       1952 - 1958                        -2
                                       1959 - 1965                        -3
                                       1966 - 1972                        -4
                                       1973 - 1979                        -5
                                       1980 - 1986                        -6
                                       1987 - 1993                        -7
                                          1994 +                          -8

                              The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.


                                                T.1

                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

   Option 1(A):  Non-Refund
-----------------------------------------
   Adjusted Age
   of Annuitant     Male        Female
-----------------------------------------
        55          4.27         3.86
        60          4.69         4.19
        65          5.25         4.61
        70          6.02         5.19
        75          7.01         5.99
        80          8.34         7.10
        85         10.13         8.64

Option 1(B): 10-Year Certain
-----------------------------------------
Adjusted Age
of Annuitant   Male       Female
-----------------------------------------
   55          4.22        3.84
   60          4.61        4.15
   65          5.10        4.55
   70          5.71        5.07
   75          6.42        5.73
   80          7.20        6.52
   85          7.97        7.37



                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY


   Option 2(A): Non-Refund

                                     Age of Co-Annuitant
------------------------------------------------------------------------------------
         Adjusted
         Age of Male      10 Years    5 Years     Same        5 Years     10 Years
         Annuitant        Younger     Younger     Age         Older       Older
------------------------------------------------------------------------------------
         55               3.25        3.39        3.55        3.72        3.87
         60               3.41        3.60        3.81        4.02        4.21
         65               3.62        3.87        4.14        4.41        4.67
         70               3.89        4.21        4.57        4.95        5.29
         75               4.24        4.67        5.17        5.67        6.11
         80               4.71        5.30        5.97        6.63        7.19
         85               5.35        6.15        7.05        7.92        8.60

   Option 2(B): 10 Year Certain

                                     Age of Co-Annuitant
------------------------------------------------------------------------------------
         Adjusted
         Age of Male      10 Years    5 Years     Same        5 Years     10 Years
         Annuitant        Younger     Younger     Age         Older       Older
------------------------------------------------------------------------------------
         55               3.25        3.39        3.55        3.72        3.87
         60               3.41        3.60        3.80        4.01        4.21
         65               3.62        3.86        4.13        4.41        4.66
         70               3.89        4.21        4.56        4.92        5.24
         75               4.24        4.66        5.13        5.58        5.95
         80               4.69        5.25        5.85        6.39        6.78
         85               5.28        6.00        6.71        7.27        7.67

   Monthly installments for ages not shown will be furnished on request.


                                      T.2

--------------------------------------------------------------------------------
THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NORTH AMERICA                                        [LOGO]
--------------------------------------------------------------------------------

Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.